  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021
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Dynatronics Corporation
(Exact name of registrant as specified in its charter)

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Utah	0-12697	87-0398434
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification Number)

1200 Trapp Rd, Eagan, Minnesota	55121
(Address of principal executive offices)	(Zip Code)
(801) 568-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	DYNT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

Dynatronics Corporation (the “Company”) previously reported in its Current Report on Form 8-K filed on May 1, 2020 that the Company entered into a promissory note evidencing an unsecured loan in the amount of $3,477,412.00 made to the Company under the Paycheck Protection Program (the “PPP Loan”), established under the Coronavirus Aid, Relief, and Economic Security Act and administered by the U.S. Small Business Administration (the “SBA”). The PPP Loan to the Company was made through Bank of the West (the “Lender”).

On June 29, 2021, the Company received notification from the Lender that the SBA approved the Company’s PPP Loan forgiveness application for the entire PPP Loan balance of $3,517,981.81, including all accrued interest thereon, leaving the Company with a remaining PPP Loan balance of zero.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2021	DYNATRONICS CORPORATION

	By:	/s/John Krier
Name: John Krier
	Title:	Chief Executive Officer